R&E GAMING CORP.
                                 P.O. Box 9660
                       Rancho Santa Fe, California 92067


                                 April 6, 1998


VIA FACSIMILE (702) 794-9277 AND U.S. MAIL
------------------------------------------

Riviera Holdings Corporation
2901 Las Vegas Booulevard
South Las Vegas, Nevada 89109
Attention:  Mr. William L. Westerman

          Re:  Agreement and Plan of Merger re Riviera Holdings Corporation
               ------------------------------------------------------------

Dear Mr. Westerman:

     On March 20, 1998, R&E Gaming Corp. ("R&E Gaming") provided Riviera Holdings Corporation (RHC") written notice ("March 20th Notice") pursuant to Seciton 6.1(d) of the Agreement and Plan of Merger dated as of September 15, 1997 (the "Riviera Merger Agreement") by and among R&E Gaming, Riviera Acquisition Sub, Inc. ("RAS") and RHC that RHC was in breach of representations, warranties and covenants of the Riviera Merger Agreement. No cure has taken place of such breaches and, accordingly, R&E Gaming and RAS hereby terminate the Riviera Merger Agreement pursuant to Section 6.1(d) for the reasons set forth in the March 20th Notice. This notice is in addition to the termination notices given to you on April 2, 1998.

         In accordance with the terms of Section 6.2 of the Riviera Merger Agreement such Agreement has forthwith become void and has no effect, except that RHC continues to be subject to the terms of Section 6.3 thereof.

         Because the termination effected by this notice constitutes a Non-Payment Termination Event, as defined in the Riviera Option Agreement, no RHC stockholder is entitled to any funds under the Riviera Merger Agreement or from the Escrow Agreement ("Escrow Agreement") dated as of September 15, 1997, by and among R&E Gaming, RHC and State Street Bank and Trust Company of California, N.A. R&E Gaming and RAS hereby demand, therefore, repayment of all monies paid and return of the Letter of Credit delivered

Riviera Holdings Corporation
April 6, 1998
Page 2


by R&E Gaming in connection with the Escrow Agreement and the transactions contemplated thereby.

                                        Very truly yours,

                                        R&E GAMING CORP.


                                        By:  /s/ Allen E. Paulson
                                            ------------------------------------
                                                Allen E. Paulson
                                                President


                                        RIVIERA ACQUISITION SUB, INC.


                                        By: /s/ Allen E. Paulson
                                            ------------------------------------
                                                Allen E. Paulson
                                                President


CC:  Dechert Price & Rhoads
     30 Rockefeller Plaza
     New York, New York  10112
     Facsimile:  (212) 698-3599
     Attention:  Fredric Klink, Esq.